Exhibit 99.1

QUIPT HOME MEDICAL REPORTS FOURTH QUARTER AND FISCAL YEAR 2024 FINANCIAL RESULTS

POSTS STRONG ADJUSTED EBITDA MARGIN1 FOR FISCAL YEAR 2024 AND RETURNS TO POSITIVE SEQUENTIAL GROWTH IN FISCAL Q4 2024

Cincinnati, Ohio – December 16, 2024 – Quipt Home Medical Corp. (“Quipt” or the “Company”) (NASDAQ: QIPT; TSX: QIPT), a U.S. based home medical equipment provider, focused on end-to-end respiratory care, today announced its fourth quarter and fiscal year 2024 financial results and operational highlights. These results pertain to the three months and year ended September 30, 2024 and are reported in U.S. Dollars.

The Company no longer qualifies as a “foreign private issuer” as such term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended, and Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means that the Company, as of October 1, 2024, has been required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. Accordingly, the Company is now required to prepare its financial statements filed with the Securities and Exchange Commission (“SEC”) in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), starting with the Company’s fourth quarter and full year fiscal 2024 results.

In addition, as required pursuant to section 4.3(4) of National Instrument 51-102 - Continuous Disclosure Obligations, the Company must restate and file under the Company's profile on SEDAR+ (www.sedarplus.com), its interim financial reports for the fiscal year ended September 30, 2024 in accordance with U.S. GAAP, such interim financial reports having previously been prepared in accordance with the International Financial Reporting Standards (“IFRS”).

Conference Call

Quipt will host its Earnings Conference Call on Tuesday, December 17, 2024 at 10:00 a.m. (ET). Interested parties may participate in the call by dialing:

●	+1 (844) 763-8274, or
●	+1 (647) 484-8814.

The live audio webcast can be found on the investor section of the Company’s website through the following link: www.quipthomemedical.com.

Following the conclusion of the call, a replay of the webcast will be available on the Company’s website for at least the first year following the event.

Financial Highlights:

●	Revenue for fiscal year 2024 was $245.9 million compared to $211.7 million for fiscal year 2023, representing a 16.2% increase. Organic Growth[1] was approximately $7.1 million, or 3%.
o	The transition from IFRS to U.S. GAAP resulted in a reduction of revenues for fiscal year 2023 of $10.1 million with a corresponding elimination of bad debt expense, resulting in no change to Adjusted EBITDA[1] or net loss. The comparison periods reflect this change.
o	The pause of the Medicare 75/25 relief as of January 1, 2024, and the withdrawal of Medicare Advantage members due to the capitated agreement engaged with other providers in the industry negatively impacted revenue by approximately $5 million for fiscal year 2024. Moreover, the estimated impact on the cash collections of accounts receivable from the February 21, 2024 cyberattack on Change Healthcare is estimated at approximately $3 million.
●	Recurring Revenue[1] for fiscal year 2024 was very strong and was approximately 78% of total revenue, driven by the growth in the Company’s re-supply platform.
●	Adjusted EBITDA for fiscal year 2024 was $57.9 million (23.5% margin), compared to Adjusted EBITDA for fiscal year 2023 of $50.6 million (23.9% margin), representing a 14.3% increase.
●	Net income (loss) for fiscal year 2024 was ($6.8) million, or ($0.16) per diluted share, compared to ($2.8) million, or ($0.07) per diluted share for fiscal year 2023.

1 Non-GAAP financial measure or ratio. See “Non-GAAP Financial Measures”.

●	Revenue for Q4 2024 was $61.3 million compared to $59.6 million for Q4 2023, representing a 3% increase. Sequential organic revenue growth was approximately 1%.
●	Adjusted EBITDA for Q4 2024 was $13.4 million (21.8% margin) compared to $14.7 million (24.6% margin) for Q4 2023, representing an 8.8% decrease.

●	Cash flow from operations was $35.4 million for fiscal year 2024, compared to $37 million for fiscal year 2023.
●	The Company reported $16.2 million of cash on hand as of September 30, 2024, compared to $14.4 million as of June 30, 2024. Total credit availability of $34.7 million as of September 30, 2024 with $13.7 million available towards a revolving credit facility and $21 million available pursuant to a delayed-draw term loan facility.
●	The Company maintains a conservative balance sheet with Net Debt to Adjusted EBITDA Leverage Ratio[1] of 1.6x.

Operational Highlights:

●	The Company’s customer base increased 4% year over year to approximately 153,000 unique patients served in Q4 2024 from approximately 147,000 unique patients in Q4 2023.
●	Compared to approximately 754,000 unique set-ups/deliveries in fiscal year 2023, the Company completed approximately 854,000 unique set-ups/deliveries in fiscal year 2024, an increase of 13%. This includes approximately 480,000 respiratory resupply set-ups/deliveries for fiscal year 2024, compared to approximately 396,000 for fiscal year 2023, an increase of 21%, which the Company credits to its continued use of technology and centralized intake processes.
●	The Company’s resupply program is a major proponent of the 78% Recurring Revenue base as the Company has significantly scaled, now representing 51%, of the Recurring Revenue mix, driving higher margin revenue and now consists of 172,000 patients as of September 30, 2024, compared to 169,000 patients as of September 30, 2023.
●	Positive sequential organic revenue growth of 1% in Q4 2024, signaling a gradual recovery from challenges faced throughout the year.
●	Consistent demand and referral patterns across all major product categories.
●	The Company has approximately 314,000 unique active patients that were served at least once in the last twelve months, approximately 36,000 referring physicians, and approximately 135 locations.

Management Commentary:

“Our results for fiscal 2024 reflect the resilience of our business and the scalability of our operating model,” said Gregory Crawford, Chairman and CEO of Quipt. “Despite facing unique challenges this year, we delivered record revenue, positive year-over-year organic growth and maintained a strong Adjusted EBITDA Margin1. This performance underscores the strength of our diversified product offering, go-to-market strategy and the adaptability of our team.

As we look ahead to calendar 2025 and beyond, we have a high confidence level in our ability to return to consistent, historical organic growth levels. Our focus remains on leveraging the demographic trends such as the aging population and increasing prevalence of chronic respiratory conditions, while expanding our referral base through our growing salesforce and strategic investments. By combining these initiatives with our disciplined approach to inorganic growth, we aim to strengthen our market position and deliver sustained growth.

The demand for in-home respiratory solutions continues to grow, and our ability to provide comprehensive, patient-centric care positions us well to capture this opportunity. We remain committed to operational excellence, enhancing our recurring revenue base, and executing on our growth roadmap to drive both scale and profitability. With a strong balance sheet, we are well-equipped to allocate capital toward strategic opportunities, while also investing in organic growth to build long-term shareholder value.”

“Our financial performance in fiscal 2024 highlights the stability of our core operations,” added Hardik Mehta, Chief Financial Officer of Quipt. “In the fourth quarter, we returned to positive sequential organic revenue growth, which demonstrates the regained momentum in our business. As we move into calendar 2025, we are seeing strengthening trends across our major product categories, supported by solid referral activity and steady demand for our end-to-end respiratory care solutions. These factors give us confidence that we will return to consistent, historical organic growth levels in calendar 2025. With a scalable operating model, a focused growth strategy, and favorable demographic tailwinds, we are well-positioned to seize the opportunities in front of us.”

ABOUT QUIPT HOME MEDICAL CORP.

The Company provides in-home monitoring and disease management services including end-to-end respiratory solutions for patients in the United States healthcare market. It seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep disorders, reduced mobility, and other chronic health conditions. The primary business objective of the Company is to create shareholder value by offering a broader range of services to patients in need of in-home monitoring and chronic disease management. The Company’s organic growth strategy is to increase annual revenue per patient by offering multiple services to the same patient, consolidating the patient’s services, and making life easier for the patient.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or "forward-looking information" as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). The words "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", "anticipate", "believe", "estimate", "expect", "outlook", or the negatives thereof or variations of such words, and similar expressions as they relate to the Company, including: the Company anticipating a return to historical organic growth levels; are intended to identify forward-looking information. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation: the Company successfully identifying, negotiating and completing additional acquisitions; operating and other financial metrics maintaining their current trajectories, the Company not being impacted by any further external and unique events like the Medicare 75/25 rate cut and the Change Healthcare cybersecurity incident for the remainder of the calendar year and in 2025; and the Company not being subject to a material change to it cost structure. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. Examples of such risk factors include, without limitation: risks related to credit, market (including equity, commodity, foreign exchange and interest rate), liquidity, operational (including technology and infrastructure), reputational, insurance, strategic, regulatory, legal, environmental, and capital adequacy; the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations to the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; a novel business model; dependence on key suppliers; granting of permits and licenses in a highly regulated business; legal proceedings and litigation, including as it relates to the civil investigative demand (“CID”) received from the Department of Justice; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; the occurrence of natural and unnatural catastrophic events or health epidemics or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with United States Securities and Exchange Commission (the “SEC”) and available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statement prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Non-GAAP Financial Measures

This press release refers to “Organic Growth”, “Recurring Revenue”, “Adjusted EBITDA”, “Adjusted EBITDA Margin” and “Adjusted Net Debt to Adjusted EBITDA Leverage Ratio”, which are non-GAAP financial measures that do not have standardized meanings prescribed by U.S. GAAP. The Company’s presentation of these financial measures may not be comparable to similarly titled measures used by other companies. These financial measures are intended to provide additional information to investors concerning the Company’s performance.

Organic Growth is calculated as the increase in revenues of $34.2 million, less the revenues contributed by acquisitions of $27.1 million, divided by fiscal year 2023 revenue of $211.7 million, or 3%.

Recurring Revenue for fiscal 2024 is calculated as rentals of medical equipment of $94.3 million plus sales of respiratory resupplies of $96.5 million for a total of $190.8 million, divided by total revenues of $245.9 million, or 78%.

Adjusted EBITDA is calculated as net loss, and adding back depreciation and amortization, right-of-use operating lease amortization and interest, interest expense, net, provision (benefit) for income taxes, professional fees related to civil investigative demand and loss of foreign private issuer status, stock-based compensation, acquisition-related costs, loss on extinguishment of debt, gain (loss) on foreign currency transactions, change in fair value of derivative liability – interest rate swap, and share of loss of equity method investment. The following table shows our non-GAAP measure, Adjusted EBITDA, reconciled to our net income (loss) for the following indicated periods (in $millions):

	For the three	For the three	For the	For the
	months ended	months ended	year ended	year ended
	September	September	September	September
	30, 2024	30, 2023	30, 2024	30, 2023
Net loss	$(3.2)	$(1.3)	$(6.8)	$(2.8)
Add back:
Depreciation and amortization	11.5	10.9	44.6	36.1
Right-of-use operating lease amortization and interest	1.4	1.5	6.0	5.1
Interest expense, net	1.5	1.6	6.4	5.5
Provision (benefit) for income taxes	(0.3)	0.1	0.1	0.1
Professional fees related to CID	0.9	—	3.1	—
Professional fees related to loss of foreign private issuer status	0.2	—	0.2	—
Stock-based compensation	0.3	1.4	2.5	5.3
Acquisition-related costs	0.0	0.1	0.4	1.3
Loss on extinguishment of debt	—	—	—	0.0
Gain (loss) on foreign currency transactions	(0.2)	0.3	(0.0)	(0.1)
Change in fair value of derivative liability - interest rate swap	1.1	—	1.1	—
Share of loss in equity method investment	0.1	0.1	0.3	0.1
Adjusted EBITDA	$13.4	$14.7	$57.9	$50.6

Adjusted EBITDA Margin for fiscal 2024 is calculated as Adjusted EBITDA of $57.9 million divided by revenue of $245.9 million, or 23.5%. Q4 2024 is calculated as Adjusted EBITDA of $13.4 million divided by revenue of $61.3 million, or 21.8%.

Net Debt to Adjusted EBITDA Leverage Ratio is calculated as Net Debt, divided by (Adjusted EBITDA for Q4 times four), and is reconciled as follows (in $millions):

As of and for the three months ended ended September 30, 2024
Senior credit facility, principal	$69.2
Equipment loans	12.9
Lease liabilities	19.2
Cash	(16.2)
Net Debt	85.1
Adjusted EBITDA for Q4 times four	$53.6
Net Debt to Adjusted EBITDA Leverage Ratio	1.6x

For further information please visit our website at www.Quipthomemedical.com, or contact:

Cole Stevens

VP of Corporate Development

Quipt Home Medical Corp.

859-300-6455

cole.stevens@myquipt.com

Gregory Crawford

Chief Executive Officer

Quipt Home Medical Corp.

859-300-6455

investorinfo@myquipt.com